Exhibit 10.1

December 8, 2004

Mr. Jordan M. Copland

935 First Avenue

King of Prussia, PA 19406

Dear Jordan:

Reference is made to the Employment Agreement, dated February 9, 2000 (the “Employment Agreement”), between Global Sports, Inc. (now named GSI Commerce, Inc.) (the “Company”) and you. The Company and you desire to extend the term of the Employment Agreement.

In consideration of the agreements contained in this letter, and intending to be legally bound hereby, the Company and you agree as follows:

1.	The term of the Employment Agreement is hereby extended so that the term will end on December 31, 2006, unless sooner terminated in accordance with the other provisions of the Employment Agreement.

2.	Except as otherwise specifically provided for in this letter, all terms and conditions of your Employment Agreement will remain in full force and effect.

Please indicate your agreement with the foregoing by signing this letter where indicated below and returning a copy to me.

Sincerely,

\s\ Michael G. Rubin
Michael G. Rubin
Chairman, Co-President and
Chief Executive Officer

AGREED TO AND ACCEPTED:

\s\ Jordan M. Copland
Jordan M. Copland

GSI Commerce, Inc.

935 First Avenue King of Prussia, PA 19406    |    gsicommerce.com    |    P 610.265.3229    F 610.265.2866